Exhibit 10.01

AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

Amendment dated as of March 13, 2007 (this “Amendment”) to the Employment Agreement dated April 1, 1999 and amended on August 1, 2001, October 22, 2001, May 12, 2005 and January 29, 2007, by and between IDT Corporation (the “Company”) and James A. Courter (the “Executive”) (collectively the “Agreement”).

WITNESSETH

WHEREAS, the Company and Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 6(a) of the Agreement is replaced in its entirety, with the following:

“(a) Annual Base Salary. Effective February 1, 2007, the Company shall pay to the Executive an annual base salary (the “Base Salary”) at a rate not less than Eight Hundred Fifty-Six Thousand Dollars ($856,000), less applicable taxes, such salary to be paid in conformity with the Company’s payroll policies relating to its senior executive officers. During the Term, the Executive’s Base Salary shall be increased, if necessary, so that the Base Salary is not less than the Base Salary of the highest paid employee(s) of the Company or any of the Company’s controlled entities.”

All of the other terms and conditions of the Agreement and Amendments remain unchanged by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has signed this Amendment as of the date first above written.

IDT CORPORATION

/s/ Ira A. Greenstein
Ira A. Greenstein, President

EXECUTIVE

/s/ James A. Courter
James A. Courter